            Consent of Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus and  "Independent  Registered  Public  Accounting
Firm" and to the  inclusion of our report dated January 6, 2006 in the Statement of Additional  Information of the Registration  Statement (Form N-2) of Tortoise
North  American  Energy  Corporation  filed  with the  Securities  and  Exchange
Commission in this  Pre-Effective  Amendment No. 3 under the  Securities  Act of
1933  (Registration  No.  333-133469)  and Amendment No. 13 under the Investment
Company Act of 1940 (Registration No. 811-21700).

                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

Kansas City, Missouri
July 5, 2006